Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054	Contact:
www.svb.com	Meghan O'Leary
Investor Relations
For release at 1:00 P.M. (Pacific Time)	(408) 654-6364
January 21, 2016

NASDAQ: SIVB
SVB FINANCIAL GROUP ANNOUNCES 2015 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

SANTA CLARA, Calif. — January 21, 2016 — SVB Financial Group (NASDAQ: SIVB) today announced financial results for the fourth quarter and year ended December 31, 2015.

Consolidated net income available to common stockholders for the fourth quarter of 2015 was $87.5 million, or $1.68 per diluted common share, compared to $81.7 million, or $1.57 per diluted common share, for the third quarter of 2015, and $58.0 million, or $1.13 per diluted common share, for the fourth quarter of 2014. Consolidated net income for the fourth quarter of 2014 includes a post-tax net loss of $11.4 million related to the sale of our Indian subsidiary, SVB India Finance Private Limited ("SVBIF"). Excluding these losses, net income for the fourth quarter of 2014 was $69.4 million, or $1.36 per diluted common share. (See non-GAAP reconciliation under the section "Use of Non-GAAP Financial Measures".)

"Our strong fourth quarter capped a great year marked by healthy balance sheet growth, record core fee income, and stable credit quality, " said Greg Becker, President and CEO of SVB Financial Group. "Our clients' healthy growth and robust activity continue to translate into opportunities for us, regardless of ongoing shifts in broader market sentiments. Our results demonstrate that we are focused on the best of all possible markets and we plan to maintain our position as the leading bank for the innovation economy.”

Highlights of our fourth quarter 2015 results (compared to third quarter 2015, unless otherwise noted) included:

•	Average loan balances of $15.7 billion, an increase of $829 million (or 5.6 percent).

•	Period-end loan balances of $16.7 billion, an increase of $1.4 billion (or 9.3 percent).

•	Average investment securities, excluding non-marketable and other securities, of $23.5 billion, an increase of $621 million (or 2.7 percent).

•	Period-end investment securities, excluding non-marketable and other securities of $25.2 billion, an increase of $1.6 billion (or 6.6 percent).

•
Average total client funds (consisting of both on-balance sheet deposits and off-balance sheet client investment funds) of $82.3 billion, an increase of $3.0 billion (or 3.8 percent) with average on-balance sheet deposits increasing by $1.5 billion (or 4.1 percent) and average off-balance sheet client investment funds increasing by $1.5 billion (or 3.5 percent).

•
Period-end total client funds (consisting of both on-balance sheet deposits and off-balance sheet client investment funds) of $83.1 billion, an increase of $2.5 billion (or 3.1 percent) with period-end on-balance sheet deposits increasing by $2.1 billion (or 5.7 percent) and period-end off-balance sheet client investment funds increasing $425 million (or 1.0 percent).

•	Net interest income (fully taxable equivalent basis) of $269.4 million, an increase of $14.4 million (or 5.6 percent).

•	Net interest margin of 2.54 percent, an increase of 4 basis points.

•	Provision for loan losses of $31.3 million, compared to $33.4 million.

•
Gains on investment securities of $12.4 million, compared to $18.8 million. Non-GAAP gains on investment securities, net of noncontrolling interests, were $9.6 million, compared to $12.7 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures”.)

•	Gains on equity warrant assets of $16.4 million, compared to $10.7 million.

•	Non-GAAP core fee income increased $4.3 million (or 6.3 percent) to $72.7 million. (See non-GAAP reconciliation under the section “Use of Non-GAAP Financial Measures”.)

•	Noninterest expense of $208.6 million, an increase of $23.9 million (or 12.9 percent).

Consolidated net income available to common stockholders for the year ended December 31, 2015 was $343.9 million, or $6.62 per diluted common share, compared to $263.9 million, or $5.31 per diluted common share, for the comparable 2014 period. Non-GAAP net income available to common stockholders for the year ended December 31, 2014 was $275.3 million, or $5.54 per diluted common share. (See non-GAAP reconciliation under the section "Use of Non-GAAP Financial Measures".)

Fourth Quarter 2015 Summary

(Dollars in millions, except share data, employees and ratios)	Three months ended					Year ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Income statement:
Diluted earnings per common share (1)	$1.68	$1.57	$1.66	$1.71	$1.13	$6.62	$5.31
Net income available to common stockholders (1)	87.5	81.7	86.1	88.5	58.0	343.9	263.9
Net interest income	269.1	254.7	243.8	238.9	234.7	1,006.4	856.6
Provision for loan losses	31.3	33.4	26.5	6.5	40.4	97.6	59.5
Noninterest income (2)	114.5	108.5	126.3	123.5	167.6	472.8	572.2
Noninterest expense (1) (2)	208.6	184.8	194.1	190.5	186.1	778.0	707.2
Non-GAAP net income available to common stockholders (1) (3)	87.5	81.7	86.1	88.5	69.4	343.9	275.3
Non-GAAP diluted earnings per common share (1) (3)	1.68	1.57	1.66	1.71	1.36	6.62	5.54
Non-GAAP core fee income (3)	72.7	68.4	66.1	58.2	55.3	265.4	209.6
Non-GAAP noninterest income, net of noncontrolling interests (1) (2) (3)	111.8	102.1	117.7	109.4	104.3	441.1	352.5
Non-GAAP noninterest expense, net of noncontrolling interests (1) (2) (3)	208.4	184.6	193.9	190.2	180.5	777.2	688.3
Fully taxable equivalent:
Net interest income (4)	$269.4	$255.0	$244.2	$239.3	$235.2	$1,008.0	$858.3
Net interest margin	2.54%	2.50%	2.58%	2.65%	2.66%	2.57%	2.81%
Balance sheet:
Average total assets (2)	$43,634.8	$42,014.2	$39,442.8	$38,221.3	$37,588.1	$40,846.4	$32,961.9
Average loans, net of unearned income (2)	15,745.6	14,916.7	14,320.9	14,048.3	12,703.4	14,762.9	11,502.9
Average available-for-sale securities	15,314.8	15,035.1	13,797.7	13,571.2	13,526.5	14,436.1	12,907.1
Average held-to-maturity securities	8,220.5	7,879.0	7,639.8	7,569.8	7,115.3	7,829.2	3,696.4
Average noninterest-bearing demand deposits (2)	30,531.1	28,791.7	26,723.3	25,173.4	23,701.1	27,822.3	20,410.9
Average interest-bearing deposits	8,373.6	8,591.3	8,232.7	8,688.8	8,889.0	8,471.1	7,909.9
Average total deposits (2)	38,904.7	37,383.1	34,956.1	33,862.2	32,590.0	36,293.4	28,320.8
Average long-term debt	797.1	797.3	797.6	690.0	451.7	770.8	452.2
Period-end total assets (1) (2)	44,686.7	41,731.0	40,231.0	38,606.6	39,337.9	44,686.7	39,337.9
Period-end loans, net of unearned income (2)	16,742.1	15,314.6	14,261.4	14,447.7	14,384.3	16,742.1	14,384.3
Period-end available-for-sale securities	16,380.7	15,307.7	14,495.8	13,746.9	13,540.7	16,380.7	13,540.7
Period-end held-to-maturity securities	8,791.0	8,306.5	7,735.9	7,816.8	7,421.0	8,791.0	7,421.0
Period-end non-marketable and other securities (1) (2)	674.9	650.6	645.5	664.4	1,728.1	674.9	1,728.1
Period-end noninterest-bearing demand deposits (2)	30,867.5	28,659.0	27,734.7	25,796.1	24,583.7	30,867.5	24,583.7
Period-end interest-bearing deposits	8,275.3	8,390.5	7,892.2	8,135.0	9,759.8	8,275.3	9,759.8
Period-end total deposits (2)	39,142.8	37,049.4	35,627.0	33,931.1	34,343.5	39,142.8	34,343.5
Off-balance sheet:
Average client investment funds	$43,436.2	$41,972.9	$37,869.5	$33,625.1	$31,868.1	$39,225.9	$30,036.1
Period-end client investment funds	43,991.7	43,566.7	40,084.5	35,169.8	32,367.7	43,991.7	32,367.7
Total unfunded credit commitments	15,614.4	16,087.3	15,808.2	15,485.5	14,705.8	15,614.4	14,705.8
Earnings ratios:
Return on average assets (annualized) (1) (2) (5)	0.80%	0.77%	0.88%	0.94%	0.61%	0.84%	0.80%
Non-GAAP return on average assets (annualized) (1) (2) (3)	0.80	0.77	0.88	0.94	0.73	0.84	0.84
Return on average SVBFG stockholders’ equity (annualized) (1) (6)	10.74	10.35	11.40	12.38	8.14	11.18	10.46
Non-GAAP return on average SVBFG stockholders’ equity (annualized) (1) (3)	10.74	10.35	11.40	12.38	9.74	11.18	10.91
Asset quality ratios:
Allowance for loan losses as a % of total gross loans	1.29%	1.28%	1.34%	1.15%	1.14%	1.29%	1.14%
Allowance for loan losses for performing loans as a % of total gross performing loans	0.99	0.99	0.99	0.99	1.04	0.99	1.04
Gross charge-offs as a % of average total gross loans (annualized)	0.29	0.77	0.13	0.16	0.15	0.34	0.37
Net charge-offs as a % of average total gross loans (annualized)	0.28	0.75	0.05	0.11	0.13	0.31	0.32
Other ratios:
GAAP operating efficiency ratio (1) (2) (7)	54.39%	50.88%	52.45%	52.57%	46.24%	52.60%	49.49%
Non-GAAP operating efficiency ratio (1) (2) (3)	54.67	51.69	53.57	54.56	53.19	53.63	56.85
SVBFG CET 1 risk-based capital ratio (2) (8)	12.28	12.48	12.54	11.92	—	12.28	—
Bank CET 1 risk-based capital ratio (8)	12.52	12.79	12.87	12.36	—	12.52	—
SVBFG total risk-based capital ratio (2) (8)	13.84	14.05	14.15	13.46	13.92	13.84	13.92
Bank total risk-based capital ratio (8)	13.60	13.85	13.93	13.35	12.12	13.60	12.12
SVBFG tier 1 leverage ratio (2) (8)	7.63	7.67	7.95	7.92	7.74	7.63	7.74
Bank tier 1 leverage ratio (8)	7.09	7.13	7.39	7.43	6.64	7.09	6.64
Period-end loans, net of unearned income, to deposits ratio (2)	42.77	41.34	40.03	42.58	41.88	42.77	41.88
Average loans, net of unearned income, to average deposits ratio	40.47	39.90	40.97	41.49	38.98	40.68	40.62
Book value per common share (1) (9)	$61.97	$61.66	$59.29	$58.16	$55.24	$61.97	$55.24

Other statistics:
Average full-time equivalent employees	2,073	2,030	1,959	1,955	1,907	2,004	1,815
Period-end full-time equivalent employees	2,089	2,054	1,964	1,965	1,914	2,089	1,914

(1)
Amounts and ratios for periods prior to March 31, 2015 have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios as of and for the three months ended March 31, 2015 have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance.

(3)
To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP measures. A reconciliation of these non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

(4)
Interest income on non-taxable investments is presented on a fully taxable equivalent basis using the federal statutory income tax rate of 35.0 percent. The taxable equivalent adjustments were $0.4 million for each of the quarters ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015, and December 31, 2014. The taxable equivalent adjustments were $1.6 million and $1.7 million for the years ended December 31, 2015 and 2014, respectively.

(5)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and year-to-date average assets.

(6)	Ratio represents annualized consolidated net income available to common stockholders divided by quarterly and year-to-date average SVBFG stockholders’ equity.

(7)	Ratio is calculated by dividing noninterest expense by total net interest income plus noninterest income.

(8)
Ratios as of December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Ratios for prior periods represent the previous capital rules under Basel I.

(9)	Book value per common share is calculated by dividing total SVBFG stockholders’ equity by total outstanding common shares.

Net Interest Income and Margin

Net interest income, on a fully taxable equivalent basis, was $269.4 million for the fourth quarter of 2015, compared to $255.0 million for the third quarter of 2015 and $235.2 million for the fourth quarter of 2014. The following table provides a summary of changes in interest income and interest expense attributable to both volume and rate from the third quarter of 2015 to the fourth quarter of 2015. Changes that are not solely due to either volume or rate (principally changes in the number of days from quarter to quarter) are allocated in proportion to the percentage changes in average volume and average rate:

	Q4'15 compared to Q3'15
	Increase (decrease) due to change in
(Dollars in thousands)	Volume	Rate	Total
Interest income:
Short-term investment securities	$134	$380	$514
AFS / HTM fixed income investment securities	1,882	1,625	3,507
Loans	9,762	646	10,408
Increase in interest income, net	11,778	2,651	14,429
Interest expense:
Deposits	(23)	29	6
Short-term borrowings	6	5	11
Long-term debt	(56)	71	15
Increase (decrease) in interest expense, net	(73)	105	32
Increase in net interest income	$11,851	$2,546	$14,397

The increase in net interest income, on a fully taxable equivalent basis, from the third quarter of 2015 to the fourth quarter of 2015, was primarily attributable to the following:

•
An increase in interest income from loans of $10.4 million to $185.4 million for the fourth quarter of 2015. The increase was primarily reflective of an $829 million increase in average loan balances as well as an increase in loan yields. While gross loan yields remained flat, our overall loan yields increased by 2 basis points to 4.67 percent from 4.65 percent, primarily reflective of an increase in fees associated with early payoffs during the fourth quarter of 2015.

•
An increase in interest income from our fixed income investment securities in our available-for-sale ("AFS") and held-to-maturity ("HTM") portfolios of $3.5 million to $92.2 million for the fourth quarter of 2015. The increase was primarily reflective of the increase in average investment balances of $621 million as a result of continued deposit growth. The overall yield on our fixed income investment securities portfolio increased 1 basis point to 1.55 percent. This increase was driven primarily by a decrease in premium amortization expense during the fourth quarter of 2015, reflective of decreases in prepayments and prepayment estimates resulting from rising market rates. The remaining unamortized premium balance as of December 31, 2015 and September 30, 2015 was $18.9 million (net of discounts of $86.5 million) and $21.9 million (net of discounts of $81.1 million), respectively.

Net interest margin, on a fully taxable equivalent basis, was 2.54 percent for the fourth quarter of 2015, compared to 2.50 percent for the third quarter of 2015 and 2.66 percent for the fourth quarter of 2014. Our net interest margin increased during the fourth quarter reflective of the mix of growth in average interest-earning assets favoring our higher yielding loan portfolio as compared to our lower yielding fixed income investment securities portfolio.

For the fourth quarter of 2015, 84.8 percent, or $13.7 billion, of our average outstanding gross loans were variable-rate loans that adjust at prescribed measurement dates upon a change in prime-lending rates or other variable-rate indices. This compares to 84.0 percent, or $12.8 billion, for the third quarter of 2015, and 83.9 percent, or $12.2 billion, for the fourth quarter of 2014.

Investment Securities

Our investment securities portfolio consists of: (i) an available-for-sale ("AFS") portfolio and a held-to-maturity ("HTM") portfolio, both of which primarily represent interest-earning fixed income investment securities and are managed to earn an appropriate portfolio yield over the long-term while maintaining sufficient liquidity and credit diversification as well as addressing our asset/liability management objectives; and (ii) a non-marketable and other securities portfolio, which primarily represents investments managed as part of our funds management business. Our total period-end fixed income investment securities portfolio increased by $1.6 billion, or 6.6 percent, to $25.2 billion at December 31, 2015. New investments of $2.5 billion included $1.7 billion in U.S. Treasury securities with the remainder in Government National Mortgage Association ("GNMA") backed securities, as part of our continued focus on limiting our duration risk. The duration of our fixed income investment securities portfolio was 2.7 years for both December 31, 2015 and September 30, 2015. Non-marketable and other securities increased by $24.3 million to $674.9 million ($548.6 million net of noncontrolling interests) at December 31, 2015.

Available-for-Sale Securities

Average AFS securities were $15.3 billion for the fourth quarter of 2015, compared to $15.0 billion for the third quarter of 2015, an increase of $280 million. Average AFS securities were $13.5 billion for the fourth quarter of 2014. Period-end AFS securities were $16.4 billion at December 31, 2015, $15.3 billion at September 30, 2015 and $13.5 billion at December 31, 2014. The increase in period-end AFS securities balances from the third quarter of 2015 to the fourth quarter of 2015 was primarily due to increased deposit balances at year end. Purchases of $1.7 billion in fixed rate U.S. Treasury securities were partially offset by paydowns and maturities of $466 million. An increase in market interest rates at period-end decreased the fair value of our AFS securities portfolio by $137 million. The $137 million decrease in fair value is reflected as an $81 million (net of tax) decrease in accumulated other comprehensive income. The duration of our AFS securities portfolio was 2.4 years for both December 31, 2015 and September 30, 2015.

Held-to-Maturity Securities

Average HTM securities were $8.2 billion for the fourth quarter of 2015, compared to $7.9 billion for the third quarter of 2015 and $7.1 billion for the fourth quarter of 2014. Period-end HTM securities were $8.8 billion at December 31, 2015, $8.3 billion at September 30, 2015 and $7.4 billion at December 31, 2014. Purchases of $832 million in GNMA backed securities were partially offset by paydowns and maturities of $342 million. The duration of our HTM securities portfolio was 3.2 years at both December 31, 2015 and September 30, 2015.

Non-Marketable and Other Securities

Our non-marketable and other securities portfolio primarily represents investments in venture capital and private equity funds, debt funds and private and public portfolio companies.

Non-marketable and other securities increased by $24.3 million to $674.9 million ($548.6 million net of noncontrolling interests) at December 31, 2015, compared to $650.6 million ($521.1 million net of noncontrolling interests) at September 30, 2015 and $1.7 billion ($511.8 million net of noncontrolling interests) at December 31, 2014. The $24.3 million increase was primarily due to investments in tax credit funds to meet our responsibilities under the Community

Reinvestment Act. Reconciliations of our non-GAAP non-marketable and other securities, net of noncontrolling interests, are provided under the section “Use of Non-GAAP Financial Measures."

Loans

Average loans (net of unearned income) increased by $829 million to $15.7 billion for the fourth quarter of 2015, compared to $14.9 billion for the third quarter of 2015 and $12.7 billion for the fourth quarter of 2014. Period-end loans (net of unearned income) increased by $1.4 billion to $16.7 billion at December 31, 2015, compared to $15.3 billion at September 30, 2015 and $14.4 billion at December 31, 2014. Period-end and average loan growth came primarily from our private equity/venture capital loan portfolio as well as from corporate and early-stage client lending within our software and internet loan portfolio.

Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million increased by $884 million, primarily attributable to our private equity/venture capital portfolio, and totaled $6.8 billion, $6.0 billion and $6.2 billion at December 31, 2015, September 30, 2015 and December 31, 2014, respectively, which represents 40.6 percent, 38.6 percent and 42.5 percent of total gross loans, respectively. Further details are provided under the section “Loan Concentrations."

Credit Quality

The following table provides a summary of our allowance for loan losses:

	Three months ended			Year ended
(Dollars in thousands, except ratios)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Allowance for loan losses, beginning balance	$197,507	$192,644	$129,061	$165,359	$142,886
Provision for loan losses	31,261	33,403	40,435	97,629	59,486
Gross loan charge-offs	(11,629)	(29,118)	(4,979)	(50,968)	(43,168)
Loan recoveries	474	578	842	5,593	6,155
Allowance for loan losses, ending balance	$217,613	$197,507	$165,359	$217,613	$165,359
Provision for loan losses as a percentage of period-end total gross loans (annualized)	0.74%	0.86%	1.11%	0.58%	0.41%
Gross loan charge-offs as a percentage of average total gross loans (annualized)	0.29	0.77	0.15	0.34	0.37
Net loan charge-offs as a percentage of average total gross loans (annualized)	0.28	0.75	0.13	0.31	0.32
Allowance for loan losses as a percentage of period-end total gross loans	1.29	1.28	1.14	1.29	1.14
Period-end total gross loans	$16,857,131	$15,429,941	$14,488,766	$16,857,131	$14,488,766
Average total gross loans	15,856,614	15,026,206	12,800,410	14,870,269	11,592,052

Our provision for loan losses was $31.3 million for the fourth quarter of 2015, compared to $33.4 million for the third quarter of 2015. The provision of $31.3 million primarily consists of $13.1 million from the $1.4 billion increase in period-end loan balances, $9.7 million related to net charge-offs during the quarter and $6.2 million of additional specific reserves for two new nonaccrual loans.

Gross loan charge-offs of $11.6 million for the fourth quarter of 2015 included $3.8 million from two early stage client loans within our software and internet loan portfolio and $3.1 million from an early stage client loan within our life science & healthcare loan portfolio.

Our allowance for loan losses as a percentage of total gross loans increased to 1.29 percent at December 31, 2015, compared to 1.28 percent at September 30, 2015. Our allowance for loan losses for performing loans as a percentage of total gross performing loans remained unchanged at 0.99 percent at December 31, 2015.

Our nonaccrual loans totaled $123.4 million at December 31, 2015, compared to $115.5 million at September 30, 2015. Our nonaccrual loan balance increased $7.9 million, primarily as a result of $19.2 million in new nonaccrual loans, partially offset by $8.4 million in repayments and $2.6 million in charge-offs. New nonaccrual loans included $12.5 million from two early stage clients in our software and internet loan portfolio. The allowance for loan losses related to nonaccrual loans was $51.8 million at December 31, 2015, compared to $46.3 million at September 30, 2015.

Client Funds

Our total client funds consist of both on-balance sheet deposits and off-balance sheet client investment funds. Average total client funds were $82.3 billion for the fourth quarter of 2015, compared to $79.4 billion for the third quarter of 2015 and $64.5 billion for the fourth quarter of 2014. Period-end total client funds were $83.1 billion at December 31, 2015, compared to $80.6 billion at September 30, 2015 and $66.7 billion at December 31, 2014.

Deposits

Average deposits were $38.9 billion for the fourth quarter of 2015, compared to $37.4 billion for the third quarter of 2015 and $32.6 billion for the fourth quarter of 2014. Period-end deposits were $39.1 billion at December 31, 2015, compared to $37.0 billion at September 30, 2015 and $34.3 billion at December 31, 2014. The increase in both average and period-end deposit balances during the fourth quarter of 2015 were primarily from our private equity/venture capital clients, reflective of cash inflows in advance of year-end distributions. Approximately 20 percent of our average deposit growth was attributable to new client additions.

Off-Balance Sheet Client Investment Funds

Average off-balance sheet client investment funds were $43.4 billion for the fourth quarter of 2015, compared to $42.0 billion for the third quarter of 2015 and $31.9 billion for the fourth quarter of 2014. Period-end client investment funds were $44.0 billion at December 31, 2015, compared to $43.6 billion at September 30, 2015 and $32.4 billion at December 31, 2014. The increase in average and period-end off-balance sheet client investment funds from the third quarter of 2015 to the fourth quarter of 2015 was primarily attributable to our clients' utilization of our off-balance sheet products managed by SVB Asset Management, as well as, third-party sweep money market funds, reflective of the capital raising activity of our early-stage clients.

Short-term Borrowings

On December 31, 2015, we borrowed $638 million from our available line of credit with the Federal Home Loan Bank ("FHLB") and purchased $135 million of federal funds in order to maintain minimum cash balances as a result of deposit outflows at year end.

Noninterest Income

Noninterest income was $114.5 million for the fourth quarter of 2015, compared to $108.5 million for the third quarter of 2015 and $167.6 million for the fourth quarter of 2014. Non-GAAP noninterest income, net of noncontrolling interests was $111.8 million for the fourth quarter of 2015, compared to $102.1 million for the third quarter of 2015 and $104.3 million for the fourth quarter of 2014, which excludes net losses related to the SVBIF sale transaction. (See reconciliations of non-GAAP measures used under the section "Use of Non-GAAP Financial Measures".)

The increase of $6.0 million ($9.7 million net of noncontrolling interests) in noninterest income from the third quarter of 2015 to the fourth quarter of 2015 was primarily driven by net gains on our equity warrant assets partially offset by a decrease in net gains on investment securities.

Items impacting the change in noninterest income from the third quarter of 2015 to the fourth quarter of 2015 were as follows:

•
Gains on investment securities of $12.4 million for the fourth quarter of 2015, compared to gains of $18.8 million for the third quarter of 2015. Net of noncontrolling interests, non-GAAP net gains on investment securities were $9.6 million for the fourth quarter of 2015 compared to net gains of $12.7 million for the third quarter of 2015. The non-GAAP net gains, net of noncontrolling interests, of $9.6 million for the fourth quarter of 2015 were primarily driven by the following:

◦
Gains of $6.5 million from our strategic and other investments, primarily driven by distribution gains from our strategic venture capital fund investments due to M&A activity and unrealized valuation increases from certain investments.

◦	Gains of $2.2 million from our managed funds of funds, primarily related to unrealized valuation increases.

As of December 31, 2015, we directly or indirectly (through 5 of our consolidated managed investment funds) held investments in 306 venture capital funds, 98 companies and 4 debt funds.
The following tables provide a summary of non-GAAP net gains on investment securities, net of noncontrolling interests for the three months ended December 31, 2015 and September 30, 2015, respectively:

	Three months ended December 31, 2015
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
GAAP gains (losses) on investment securities, net	$4,101	$1,521	$1,859	$(1,548)	$6,506	$12,439
Less: income attributable to noncontrolling interests, including carried interest	1,933	870	—	—	—	2,803
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$2,168	$651	$1,859	$(1,548)	$6,506	$9,636

	Three months ended September 30, 2015
(Dollars in thousands)	Managed Funds Of Funds	Managed Direct Venture Funds	Debt Funds	Available- For-Sale Securities	Strategic and Other Investments	Total
GAAP gains (losses) on investment securities, net	$11,786	$(186)	$378	$14	$6,776	$18,768
Less: income attributable to noncontrolling interests, including carried interest	5,816	286	—	—	—	6,102
Non-GAAP net gains (losses) on investment securities, net of noncontrolling interests	$5,970	$(472)	$378	$14	$6,776	$12,666

•
Net gains on derivative instruments were $17.5 million for the fourth quarter of 2015, compared to $10.2 million for the third quarter of 2015. The following table provides a summary of our net gains on derivative instruments:

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net gains on equity warrant assets	$16,384	$10,685	$20,153	$70,963	$71,012
Gains (losses) on foreign exchange forward contracts, net:
Gains on client foreign exchange forward contracts, net	235	179	3,723	694	5,081
Gains (losses) on internal foreign exchange forward contracts, net (1)	751	(218)	9,560	12,377	21,598
Total gains (losses) on foreign exchange forward contracts, net	986	(39)	13,283	13,071	26,679
Net gains (losses) on other derivatives (2)	145	(402)	(71)	(229)	(846)
Total gains on derivative instruments, net	$17,515	$10,244	$33,365	$83,805	$96,845

(1)
Represents the change in fair value of foreign exchange forward contracts used to economically reduce our foreign exchange exposure related to certain foreign currency denominated instruments. The change in fair value of our foreign exchange forward contracts is offset by the revaluation of foreign currency denominated instruments which are included in the line item "Other" within noninterest income.

(2)	Primarily represents the change in fair value of our client interest rate derivatives and our interest rate swaps.

◦	Net gains of $17.5 million on derivative instruments for the fourth quarter of 2015 were primarily attributable to the following:

•Net gains on equity warrant assets of $16.4 million, reflective of the following:

◦
Net gains of $12.0 million from changes in warrant valuations in the fourth quarter of 2015 compared to net gains of $8.9 million for the third quarter of 2015. The warrant valuation gains consisted primarily of valuation increases in software and internet companies from our private company warrant portfolio reflective of continued funding activity during the quarter.

◦	Net gains of $4.6 million from the exercise of equity warrant assets as a result of M&A activity during the quarter, compared to net gains of $2.2 million for the third quarter of 2015.

At December 31, 2015, we held warrants in 1,652 companies with a total value of $137.0 million. Warrants in 21 companies had values greater than $1.0 million and represented 34 percent of the fair value of the total warrant portfolio at December 31, 2015. The gains from our equity warrants that are from changes in warrant valuations are currently unrealized, and the extent to which such gains (or losses) will become realized is subject to a variety of factors, including among other things, performance of the underlying portfolio companies, investor demand for IPOs, fluctuations in the underlying valuation of these companies, levels of M&A activity, and legal and contractual restrictions on our ability to sell the underlying securities.

•
Net losses of $0.8 million on internal foreign exchange forward contracts used to economically reduce our foreign exchange exposure to foreign currency denominated instruments for the fourth quarter of 2015, compared to net losses of $0.2 million for the third quarter of 2015. The net losses of $0.8 million were partially offset by net gains of $1.1 million from the revaluation of foreign currency denominated instruments that are included in the line item "Other" within noninterest income.

Non-GAAP core fee income (foreign exchange fees, credit card fees, deposit service charges, lending related fees, letters of credit fees and client investment fees) increased $4.3 million to $72.7 million for the fourth quarter of 2015, compared to $68.4 million for the third quarter of 2015 and $55.3 million for the fourth quarter of 2014. Reconciliations of our non-GAAP noninterest income, non-GAAP core fee income and non-GAAP net gains on investment securities discussed in this section are provided under the section “Use of Non-GAAP Financial Measures.”
The following table provides a summary of our non-GAAP core fee income:

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Non-GAAP core fee income:
Foreign exchange fees	$23,970	$22,995	$18,624	$87,007	$71,659
Credit card fees	15,816	14,536	10,352	56,657	41,792
Deposit service charges	12,374	12,272	10,593	46,683	39,937
Lending related fees	8,790	7,561	7,503	32,536	25,711
Client investment fees	6,181	5,683	4,132	21,610	14,883
Letters of credit and standby letters of credit fees	5,574	5,341	4,142	20,889	15,649
Total Non-GAAP core fee income	$72,705	$68,388	$55,346	$265,382	$209,631

The increase in non-GAAP core fee income from the third quarter of 2015 to the fourth quarter of 2015 was primarily a result of strong fee income from our credit card and payment-related revenues as well as foreign exchange revenues. Foreign exchange revenue increased as a result of higher spreads due to increased market volatility during the quarter. Credit card fees increased as a result of transaction volume growth of 14 percent, partially offset by higher rebate/rewards expense.

Noninterest Expense

Noninterest expense was $208.6 million for the fourth quarter of 2015, compared to $184.8 million for the third quarter of 2015 and $186.1 million for the fourth quarter of 2014. The increase of $23.8 million in noninterest expense primarily consisted of a $14.5 million increase in compensation and benefits expense. The remaining increase of $9.4 million primarily consisted of increases in professional services, premises and equipment, business development and travel and net occupancy expenses. These increases are reflective of expenses associated with continued support of our commercial banking operations and IT infrastructure initiatives as well as increased expenses for client services related to increased transaction processing volumes.

The following table provides a summary of our compensation and benefits expense:

	Three months ended			Year ended
(Dollars in thousands, except employees)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Compensation and benefits:
Salaries and wages	$55,854	$55,383	$50,147	$214,310	$186,763
Incentive compensation plans	34,549	23,789	25,917	121,948	100,874
Employee stock ownership plan ("ESOP")	2,123	1,660	1,292	8,585	6,690
Other employee incentives and benefits (1)	31,285	28,513	29,871	128,998	115,159
Total compensation and benefits	$123,811	$109,345	$107,227	$473,841	$409,486
Period-end full-time equivalent employees	2,089	2,054	1,914	2,089	1,914
Average full-time equivalent employees	2,073	2,030	1,907	2,004	1,815

(1)
Other employee benefits expense includes employer payroll taxes, group health and life insurance, share-based compensation, 401(k), warrant and retention plans, agency fees and other employee-related expenses.

The $14.5 million increase in total compensation and benefits expense primarily consists of the following:

•
An increase of $10.8 million in incentive compensation plans expense, which reflects better than expected performance for the full year compared to our third quarter full year performance estimates, and

•
An increase of $2.8 million in total other employee incentives and benefits expense, primarily related to increased market valuations in the underlying investment securities associated with our deferred compensation plan.

Non-GAAP noninterest expense, net of noncontrolling interests was $208.4 million for the fourth quarter of 2015, compared to $184.6 million for the third quarter of 2015 and $180.5 million for the fourth quarter of 2014. Reconciliations of our non-GAAP noninterest expense, net of noncontrolling interests, are provided under the section “Use of Non-GAAP Financial Measures.”

Income Tax Expense

Our effective tax rate was 38.0 percent for the fourth quarter of 2015, compared to 41.1 percent for the third quarter of 2015 and 44.3 percent for the fourth quarter of 2014. Our effective tax rate for the full year 2015 was 39.9 percent compared to 41.0 percent for the full year 2014.

The decrease in our effective tax rate for the fourth quarter of 2015 was primarily reflective of a decrease in the 2015 full year income tax liability based on actual results compared to third quarter 2015 full year estimates, as well as a decrease related to the prior year’s federal tax liabilities accrued compared to actual liabilities based on completion of our tax return filings.

Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.

Noncontrolling Interests

Included in net income is income and expense related to noncontrolling interests. The relevant amounts allocated to investors in our consolidated subsidiaries, other than us, are reflected under “Net Income Attributable to Noncontrolling Interests” in our statements of income. The following table provides a summary of net income attributable to noncontrolling interests:

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2015	September 30, 2015	December 31, 2014 (3)	December 31, 2015 (3)	December 31, 2014 (3)
Net interest income (1)	$(2)	$(2)	$(21)	$(8)	$(33)
Noninterest income (1)	(1,605)	(4,608)	(81,299)	(27,648)	(240,661)
Noninterest expense (1)	178	116	5,536	828	18,867
Carried interest (loss) income (2)	(1,068)	(1,735)	3,979	(4,088)	7,037
Net income attributable to noncontrolling interests	$(2,497)	$(6,229)	$(71,805)	$(30,916)	$(214,790)

(1)	Represents noncontrolling interests’ share in net interest income, noninterest income and noninterest expense.

(2)	Represents the preferred allocation of income (or change in income) earned by us as the general partner of certain consolidated funds.

(3)	Amounts prior to January 1, 2015, do not reflect the application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

Net income attributable to noncontrolling interests was $2.5 million for the fourth quarter of 2015, compared to $6.2 million for the third quarter of 2015 and $71.8 million for the fourth quarter of 2014. Net income attributable to noncontrolling interests of $2.5 million for the fourth quarter of 2015 was primarily a result of $2.8 million of net gains on investments (including carried interests) attributable to noncontrolling interests. These gains are primarily from net gains of $1.9 million from our managed funds of funds attributable to valuation increases.
SVBFG Stockholders’ Equity

Total SVBFG stockholders’ equity increased by $23.2 million to $3.2 billion at December 31, 2015, primarily due to net income of $87.5 million and an increase in additional paid-in capital of $17.4 million attributable to amortization of share-based compensation and stock option exercises during the quarter. Additionally, stockholders' equity was impacted by the decrease in the net balance of our accumulated other comprehensive income from $97.1 million to $15.4 million at December 31, 2015, which was a result of the $137.2 million decrease in the fair value of our AFS securities portfolio ($81.2 million, net of tax) from increased rates at period end.

Capital Ratios

Both SVB Financial’s and Silicon Valley Bank’s (the “Bank”) capital ratios (CET 1, tier 1, total risk-based capital and tier 1 leverage) decreased as of December 31, 2015, compared to the same ratios as of September 30, 2015. The decreases are a result of the proportionally higher increase in risk-weighted and average assets compared to the increase in our capital during the fourth quarter of 2015. The growth in risk-weighted assets was primarily from strong loan growth during the quarter. The increase in average assets primarily came from both investment and loan growth during the quarter driven by the growth in deposits. Increased capital is primarily reflective of quarterly earnings.

All of our reported capital ratios remain above the levels considered to be “well capitalized” under applicable banking regulations. See the "SVB Financial and Bank Capital Ratios" section, at the end of this release, for all capital ratios.

Outlook for the Year Ending December 31, 2016

Our outlook for the year ending December 31, 2016 is provided below on a GAAP basis, unless otherwise noted. We have provided our current outlook for the expected full year results of our significant forecasted activities. Except for the items noted below, we do not provide our outlook for certain items (such as gains (losses) from warrants and investment securities) where the timing or financial impact are uncertain and/or subject to market or other conditions beyond our control (such as the level of IPO, M&A or general financing activity), or for potential unusual or non-recurring items. The outlook and the underlying assumptions presented below are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties, which are discussed below under the section “Forward-Looking Statements.”

For the full year ending December 31, 2016, compared to our full year 2015 results, we currently expect the following outlook: (Note that the outlook below includes: (i) the expected impact of the December 16, 2015 increase of the target federal funds rate by the Federal Reserve of 25 basis points, but no other additional expected interest rate changes during 2016, and (ii) management updates to certain selected preliminary 2016 outlook metrics we previously disclosed on October 22, 2015.)

Current full year 2016 outlook compared to 2015 results (as of January 21, 2016)
Average loan balances	Increase at a percentage rate in the high teens to low twenties
Average deposit balances	Increase at a percentage rate in the low double digits
Net interest income (1)	Increase at a percentage rate in the mid-teens
Net interest margin (1)	Between 2.50% and 2.70%
Allowance for loan losses for total gross performing loans as a percentage of total gross performing loans	Comparable to 2015 levels
Net loan charge-offs	Between 0.30% and 0.50% of average total gross loans
Nonperforming loans as a percentage of total gross loans	Between 0.60% and 1.00% of total gross loans
Core fee income (foreign exchange fees, deposit service charges, credit card fees, lending related fees, client investment fees and letters of credit fees) (2)	Increase at a percentage rate in the mid-twenties
Noninterest expense (excluding expenses related to noncontrolling interests) (2) (3)	Increase at a percentage rate in the high single digits

(1)
Our outlook for net interest income and net interest margin is primarily based on management's current forecast of average deposit and loan balances and deployment of surplus cash into investment securities. Such forecasts are subject to change, and actual results may differ, based on market conditions, actual prepayment rates and other factors described under the section "Forward-Looking Statements" below.

(2)	These are non-GAAP measures. See "Use of Non-GAAP Financial Measures" at the end of this release for further information regarding the calculation and limitations of these measures.

(3)
Our outlook for noninterest expense is partly based on management's current forecast of performance-based incentive compensation expenses. Such forecasts are subject to change, and actual results may differ, based on our performance relative to our internal performance targets.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are statements that are not historical facts, such as forecasts of our future financial results and condition, expectations for our operations and business, and our underlying assumptions of such forecasts and expectations. In addition, forward-looking statements generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. In this release, including our CEO's statement and in the section “Outlook for the Year Ending December 31, 2016” above, we make forward-looking statements discussing management’s expectations about, among other things, economic conditions; opportunities in the market; the outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains; loan growth, loan mix and loan yields; expense levels; and financial results (and the components of such results) for certain quarters in, and for the full year 2016.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: (i) deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business or are served by us (including the levels of IPOs and M&A activities); (ii) changes in the volume and credit quality of our loans; (iii)  the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; (iv) changes in our deposit levels; (v) changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; (vi) variations from our expectations as to factors impacting our cost structure; (vii) changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; (viii) accounting changes, as required by GAAP; and (ix) regulatory or legal changes or their impact on us, including the impact of the Volcker Rule. For additional information about these and other factors, please refer to our public reports filed with the U.S. Securities and Exchange Commission, including under the caption "Risk Factors" in our most recent Annual Report filed on Form 10-K. The forward-looking statements included in this release are made only as of the date of this release. We do not intend, and undertake no obligation, to update these forward-looking statements.

Earnings Conference Call

On January 21, 2016, we will host a conference call at 3:00 p.m. (Pacific Time) to discuss the financial results for the quarter ended December 31, 2015. The conference call can be accessed by dialing (888) 424-8151 or (847) 585-4422, and entering the passcode “5883913.” A live webcast of the audio portion of the call can be accessed on the Investor Relations section of our website at www.svb.com. A replay of the conference call will be available beginning at approximately 5:30 p.m. (Pacific Time) on Thursday, January 21, 2016, through 11:59 p.m. (Pacific Time) on February 21, 2016, and may be accessed by dialing (888) 843-7419 or (630) 652-3042 and entering the passcode “5883913.” A replay of the audio webcast will also be available on www.svb.com for 12 months beginning Thursday, January 21, 2016.

About SVB Financial Group

For more than 30 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group serves companies in technology-related, life science & healthcare, private equity/venture capital, and premium wine industries. Along with commercial banking products and services provided by Silicon Valley Bank, the company offers investment advisory, asset management, private wealth management and brokerage services. We also offer non-banking products and services, such as funds management, private equity/venture capital investment and business valuation services, through our other subsidiaries and divisions. Headquartered in Santa Clara, Calif., SVB Financial Group operates in centers of innovation in the U.S. and around the world. Learn more at svb.com.

Banking services are provided by Silicon Valley Bank, Member FDIC. SVB Financial Group and Silicon Valley Bank are members of the Federal Reserve System.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended			Year ended
(Dollars in thousands, except share data)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Interest income:
Loans (1)	$185,401	$174,993	$161,801	$693,147	$610,945
Investment securities:
Taxable	91,150	87,609	79,987	344,646	271,371
Non-taxable	685	707	774	2,905	3,136
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities	1,996	1,482	1,163	6,067	6,464
Total interest income	279,232	264,791	243,725	1,046,765	891,916
Interest expense:
Deposits	1,164	1,158	3,181	5,447	12,114
Borrowings (1)	8,999	8,973	5,807	34,893	23,207
Total interest expense	10,163	10,131	8,988	40,340	35,321
Net interest income	269,069	254,660	234,737	1,006,425	856,595
Provision for loan losses	31,261	33,403	40,435	97,629	59,486
Net interest income after provision for loan losses	237,808	221,257	194,302	908,796	797,109
Noninterest income:
Gains on investment securities, net (1)	12,439	18,768	94,787	89,445	267,023
Foreign exchange fees	23,970	22,995	18,624	87,007	71,659
Gains on derivative instruments, net	17,515	10,244	33,365	83,805	96,845
Credit card fees	15,816	14,536	10,352	56,657	41,792
Deposit service charges	12,374	12,272	10,593	46,683	39,937
Lending related fees	8,790	7,561	7,503	32,536	25,711
Client investment fees	6,181	5,683	4,132	21,610	14,883
Letters of credit and standby letters of credit fees	5,574	5,341	4,142	20,889	15,649
Other (1)	11,847	11,077	(15,861)	34,162	(1,260)
Total noninterest income	114,506	108,477	167,637	472,794	572,239
Noninterest expense:
Compensation and benefits	123,811	109,345	107,227	473,841	409,486
Professional services (1)	24,005	21,137	25,994	82,839	94,377
Premises and equipment	15,127	12,356	13,449	51,927	49,716
Business development and travel	10,620	8,028	10,592	39,524	40,057
Net occupancy	10,664	8,548	7,568	34,674	30,004
FDIC and state assessments	6,750	6,954	5,546	25,455	19,206
Correspondent bank fees (1)	3,640	3,070	3,363	13,415	13,118
(Reduction of) provision for unfunded credit commitments	(2,195)	1,047	978	(1,946)	6,511
Other (1) (2)	16,186	14,270	11,350	58,287	44,705
Total noninterest expense	208,608	184,755	186,067	778,016	707,180
Income before income tax expense	143,706	144,979	175,872	603,574	662,168
Income tax expense (2)	53,697	57,017	46,077	228,754	183,508
Net income before noncontrolling interests	90,009	87,962	129,795	374,820	478,660
Net income attributable to noncontrolling interests (1)	(2,497)	(6,229)	(71,805)	(30,916)	(214,790)
Net income available to common stockholders	$87,512	$81,733	$57,990	$343,904	$263,870
Earnings per common share—basic (2)	$1.70	$1.59	$1.14	$6.70	$5.39
Earnings per common share—diluted (2)	1.68	1.57	1.13	6.62	5.31
Weighted average common shares outstanding—basic	51,508,962	51,479,026	50,859,313	51,317,863	48,930,625
Weighted average common shares outstanding—diluted	52,061,171	52,048,331	51,528,150	51,916,408	49,661,547

(1)	Amounts prior to January 1, 2015, do not reflect the application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

(2)
Amounts for the three months and year ended December 31, 2014 have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in thousands, except par value and share data)	December 31, 2015	September 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents (1)	$1,503,257	$1,674,145	$1,796,062
Available-for-sale securities, at fair value (cost $16,375,941, $15,167,233, and $13,497,945, respectively)	16,380,748	15,307,661	13,540,655
Held-to-maturity securities, at cost (fair value $8,758,622, $8,367,003 and $7,415,656, respectively)	8,790,963	8,306,526	7,421,042
Non-marketable and other securities (1) (2)	674,946	650,555	1,728,140
Investment securities	25,846,657	24,264,742	22,689,837
Loans, net of unearned income (1)	16,742,070	15,314,580	14,384,276
Allowance for loan losses	(217,613)	(197,507)	(165,359)
Net loans	16,524,457	15,117,073	14,218,917
Premises and equipment, net of accumulated depreciation and amortization	102,625	94,652	79,845
Accrued interest receivable and other assets (1) (2)	709,707	580,370	553,208
Total assets	$44,686,703	$41,730,982	$39,337,869
Liabilities and total equity:
Liabilities:
Noninterest-bearing demand deposits (1)	$30,867,497	$28,658,963	$24,583,682
Interest-bearing deposits	8,275,279	8,390,454	9,759,817
Total deposits	39,142,776	37,049,417	34,343,499
Short-term borrowings	774,900	3,756	7,781
Other liabilities (1)	639,094	566,370	483,493
Long-term debt	796,702	797,211	451,362
Total liabilities	41,353,472	38,416,754	35,286,135
SVBFG stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 51,610,226 shares, 51,488,985 shares and 50,924,925 shares outstanding, respectively	52	51	51
Additional paid-in capital (1)	1,189,032	1,171,649	1,120,350
Retained earnings (2)	1,993,646	1,906,135	1,649,967
Accumulated other comprehensive income (1)	15,404	97,064	42,704
Total SVBFG stockholders’ equity	3,198,134	3,174,899	2,813,072
Noncontrolling interests (1)	135,097	139,329	1,238,662
Total equity	3,333,231	3,314,228	4,051,734
Total liabilities and total equity	$44,686,703	$41,730,982	$39,337,869

(1)	Amounts prior to January 1, 2015, do not reflect the application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

(2)
Amounts as of December 31, 2014 have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Three months ended
	December 31, 2015			September 30, 2015			December 31, 2014
(Dollars in thousands, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal reserve deposits, federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$2,806,666	$1,996	0.28%	$2,618,582	$1,482	0.22%	$1,704,001	$1,163	0.27%
Investment securities: (2)
Available-for-sale securities:
Taxable	15,314,771	50,125	1.30	15,035,114	49,027	1.29	13,526,549	43,844	1.29
Non-taxable (3)	—	—	—	—	—	—	—	—	—
Held-to-maturity securities:
Taxable	8,146,904	41,025	2.00	7,803,045	38,582	1.96	7,031,209	36,143	2.04
Non-taxable (3)	73,597	1,053	5.68	75,918	1,087	5.68	84,123	1,191	5.62
Total loans, net of unearned income (4) (5)	15,745,610	185,401	4.67	14,916,652	174,993	4.65	12,703,380	161,801	5.05
Total interest-earning assets	42,087,548	279,600	2.64	40,449,311	265,171	2.60	35,049,262	244,142	2.76
Cash and due from banks	299,385			349,072			305,259
Allowance for loan losses	(203,102)			(200,683)			(138,133)
Other assets (6)	1,450,972			1,416,520			2,371,662
Total assets	$43,634,803			$42,014,220			$37,588,050
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$282,775	$56	0.08%	$276,221	$55	0.08%	$214,980	$234	0.43%
Money market deposits	6,051,490	886	0.06	6,090,936	866	0.06	6,096,416	2,612	0.17
Money market deposits in foreign offices	172,301	17	0.04	192,859	20	0.04	276,056	27	0.04
Time deposits	71,801	28	0.15	68,875	28	0.16	138,075	82	0.24
Sweep deposits in foreign offices	1,795,228	177	0.04	1,962,448	189	0.04	2,163,450	226	0.04
Total interest-bearing deposits	8,373,595	1,164	0.06	8,591,339	1,158	0.05	8,888,977	3,181	0.14
Short-term borrowings	16,461	14	0.34	6,956	3	0.17	9,934	3	0.12
3.50% Senior Notes	346,617	3,138	3.59	346,541	3,138	3.59	—	—	—
5.375% Senior Notes	346,925	4,841	5.54	346,788	4,839	5.54	346,391	4,833	5.54
Junior Subordinated Debentures	54,698	831	6.03	54,650	831	6.03	54,874	831	6.01
6.05% Subordinated Notes	48,810	175	1.42	49,298	162	1.30	50,399	140	1.10
Total interest-bearing liabilities	9,187,106	10,163	0.44	9,395,572	10,131	0.43	9,350,575	8,988	0.38
Portion of noninterest-bearing funding sources	32,900,442			31,053,739			25,698,687
Total funding sources	42,087,548	10,163	0.10	40,449,311	10,131	0.10	35,049,262	8,988	0.10
Noninterest-bearing funding sources:
Demand deposits	30,531,096			28,791,728			23,701,071
Other liabilities	544,986			556,935			477,481
SVBFG stockholders’ equity	3,233,488			3,131,687			2,827,512
Noncontrolling interests	138,127			138,298			1,231,411
Portion used to fund interest-earning assets	(32,900,442)			(31,053,739)			(25,698,687)
Total liabilities and total equity	$43,634,803			$42,014,220			$37,588,050
Net interest income and margin		$269,437	2.54%		$255,040	2.50%		$235,154	2.66%
Total deposits	$38,904,691			$37,383,067			$32,590,048
Average SVBFG stockholders’ equity as a percentage of average assets			7.41%			7.45%			7.52%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(368)			(380)			(417)
Net interest income, as reported		$269,069			$254,660			$234,737

(1)
Includes average interest-earning deposits in other financial institutions of $521 million, $446 million and $387 million; and $2.2 billion, $2.1 billion and $1.2 billion deposited at the Federal Reserve Bank, earning interest at the Fed Funds target rate, for the quarters ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $26.7 million, $24.7 million and $25.6 million for the quarters ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively.

(6)
Average investment securities of $0.8 billion, $0.7 billion and $1.8 billion for the quarters ended December 31, 2015, September 30, 2015 and December 31, 2014, respectively, were classified as other assets as they are noninterest-earning assets. These investments primarily consist of non-marketable and other securities.

SVB FINANCIAL GROUP AND SUBSIDIARIES
INTERIM AVERAGE BALANCES, RATES AND YIELDS
(Unaudited)

	Year ended
	December 31, 2015			December 31, 2014
(Dollars in thousands, except yield/rate and ratios)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Federal funds sold, securities purchased under agreements to resell and other short-term investment securities (1)	$2,267,953	$6,067	0.27%	$2,465,036	$6,464	0.26%
Investment securities: (2)
Available-for-sale securities:
Taxable	14,436,140	189,859	1.32	12,873,327	195,698	1.52
Non-taxable (3)	—	—	—	33,808	2,040	6.03
Held-to-maturity securities:
Taxable	7,750,649	154,787	2.00	3,646,836	75,673	2.08
Non-taxable (3)	78,528	4,469	5.69	49,581	2,785	5.62
Total loans, net of unearned income (4) (5)	14,762,941	693,147	4.70	11,502,941	610,945	5.31
Total interest-earning assets	39,296,211	1,048,329	2.67	30,571,529	893,605	2.92
Cash and due from banks	301,529			232,890
Allowance for loan losses	(188,904)			(134,044)
Other assets (6)	1,437,541			2,291,561
Total assets	$40,846,377			$32,961,936
Funding sources:
Interest-bearing liabilities:
Interest bearing checking and savings accounts	$259,462	$285	0.11%	$178,391	$816	0.46%
Money market deposits	6,029,150	4,191	0.07	5,415,258	9,905	0.18
Money market deposits in foreign offices	190,176	75	0.04	224,675	137	0.06
Time deposits	86,115	154	0.18	154,698	370	0.24
Sweep deposits in foreign offices	1,906,176	742	0.04	1,936,916	886	0.05
Total interest-bearing deposits	8,471,079	5,447	0.06	7,909,938	12,114	0.15
Short-term borrowings	23,226	42	0.18	6,264	3	0.05
3.50% Senior Notes	319,944	11,540	3.61	—	—	—
5.375% Senior Notes	346,724	19,352	5.58	346,200	19,323	5.58
Junior Subordinated Debentures	54,764	3,326	6.07	54,940	3,352	6.10
6.05% Subordinated Notes	49,416	633	1.28	51,075	529	1.04
Total interest-bearing liabilities	9,265,153	40,340	0.44	8,368,417	35,321	0.42
Portion of noninterest-bearing funding sources	30,031,058			22,203,112
Total funding sources	39,296,211	40,340	0.10	30,571,529	35,321	0.11
Noninterest-bearing funding sources:
Demand deposits	27,822,283			20,410,887
Other liabilities	541,096			419,043
SVBFG stockholders’ equity	3,075,371			2,523,235
Noncontrolling interests	142,474			1,240,354
Portion used to fund interest-earning assets	(30,031,058)			(22,203,112)
Total liabilities and total equity	$40,846,377			$32,961,936
Net interest income and margin		$1,007,989	2.57%		$858,284	2.81%
Total deposits	$36,293,362			$28,320,825
Average SVBFG stockholders’ equity as a percentage of average assets			7.53%			7.65%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(1,564)			(1,689)
Net interest income, as reported		$1,006,425			$856,595

(1)
Includes average interest-earning deposits in other financial institutions of $480 million and $364 million for the year ended December 31, 2015 and 2014, respectively. For the year ended December 31, 2015 and 2014, balance also includes $1.7 billion and $1.9 billion, respectively, deposited at the Federal Reserve Bank, earning interest at the Federal Funds target rate.

(2)	Yields on interest-earning investment securities do not give effect to changes in fair value that are reflected in other comprehensive income.

(3)	Interest income on non-taxable investment securities is presented on a fully taxable equivalent basis using the federal statutory tax rate of 35.0 percent for all periods presented.

(4)	Nonaccrual loans are reflected in the average balances of loans.

(5)	Interest income includes loan fees of $98.1 million and $97.3 million for the year ended December 31, 2015 and 2014, respectively.

(6)
Average investment securities of $0.8 billion and $1.8 billion for the year ended December 31, 2015 and 2014, respectively, were classified as other assets as they are noninterest-earning assets. These investments primarily consisted of non-marketable and other securities.

Gains on Equity Warrant Assets

	Three months ended			Year ended
(Dollars in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Equity warrant assets (1):
Gains on exercises, net	$4,625	$2,173	$1,059	$41,455	$38,762
Cancellations and expirations	(222)	(412)	(279)	(1,040)	(856)
Changes in fair value, net	11,981	8,924	19,373	30,548	33,106
Total net gains on equity warrant assets (2)	$16,384	$10,685	$20,153	$70,963	$71,012

(1)
At December 31, 2015, we held warrants in 1,652 companies, compared to 1,625 companies at September 30, 2015 and 1,478 companies at December 31, 2014. The total value of our warrant portfolio was $137 million at December 31, 2015 compared to $130 million at September 30, 2015, and $117 million at December 31, 2014. Warrants in 21 companies had values greater than $1.0 million and represented 34 percent of the fair value of the total warrant portfolio at December 31, 2015.

(2)	Net gains on equity warrant assets are included in the line item “Gains on derivative instruments, net” as part of noninterest income.

Reconciliation of Basic and Diluted Weighted Average Common Shares Outstanding

	Three months ended			Year ended
(Shares in thousands)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Weighted average common shares outstanding—basic	51,509	51,479	50,859	51,318	48,931
Effect of dilutive securities:
Stock options and employee stock purchase plan	342	382	427	387	485
Restricted stock units	210	187	242	211	246
Total effect of dilutive securities	552	569	669	598	731
Weighted average common shares outstanding—diluted	52,061	52,048	51,528	51,916	49,662
SVB Financial and Bank Capital Ratios

	December 31, 2015	September 30, 2015	December 31, 2014
SVB Financial Group:
CET 1 risk-based capital ratio (1) (2)	12.28%	12.48%	—%
Tier 1 risk-based capital ratio (2) (3)	12.83	13.07	12.91
Total risk-based capital ratio (2) (3)	13.84	14.05	13.92
Tier 1 leverage ratio (2) (3)	7.63	7.67	7.74
Tangible common equity to tangible assets ratio (2) (4)	7.16	7.61	7.15
Tangible common equity to risk-weighted assets ratio (2) (4)	12.34	12.87	12.93
Silicon Valley Bank:
CET 1 risk-based capital ratio (1)	12.52%	12.79%	—%
Tier 1 risk-based capital ratio (3)	12.52	12.79	11.09
Total risk-based capital ratio (3)	13.60	13.85	12.12
Tier 1 leverage ratio (3)	7.09	7.13	6.64
Tangible common equity to tangible assets ratio (4)	6.95	7.42	6.38
Tangible common equity to risk-weighted assets ratio (4)	12.59	13.21	11.19

(1)
As of March 31, 2015, Common Equity Tier 1 ("CET 1") is a new ratio requirement under the Basel III Capital Rules and represents, common stock, plus related surplus and retained earnings, plus limited amounts of majority interest in the form of common stock, less certain regulatory deductions, divided by total risk-weighted assets.

(2)	Ratios prior to January 1, 2015, do not reflect the application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

(3)
Ratios as of December 31, 2015 and September 30, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Ratios for prior periods represent the previous capital rules under Basel I.

(4)	These are non-GAAP measures. A reconciliation of non-GAAP measures to GAAP is provided at the end of this release under the section “Use of Non-GAAP Financial Measures.”

Loan Concentrations

(Dollars in thousands, except ratios and client data)	December 31, 2015	September 30, 2015	December 31, 2014
Loans (individually or in the aggregate) to any single client, equal to or greater than $20 million
Commercial loans:
Software and internet	$1,891,512	$1,895,605	$1,937,542
Hardware	392,080	338,720	469,807
Private equity/venture capital	3,600,102	2,897,115	3,071,069
Life science & healthcare	620,170	527,259	437,310
Premium wine (1)	22,294	16,701	28,098
Other	110,155	99,825	54,930
Total commercial loans	6,636,313	5,775,225	5,998,756
Real estate secured loans:
Premium wine (1)	82,305	65,101	80,782
Consumer (2)	—	—	—
Other	21,933	22,133	22,733
Total real estate secured loans	104,238	87,234	103,515
Consumer loans (2)	103,640	97,501	56,000
Total loans individually equal to or greater than $20 million	$6,844,191	$5,959,960	$6,158,271
Loans (individually or in the aggregate) to any single client, less than $20 million
Commercial loans:
Software and internet	$3,590,598	$3,424,451	$3,058,704
Hardware	688,151	632,195	670,687
Private equity/venture capital (3)	1,911,827	1,714,838	1,550,230
Life science & healthcare	1,104,375	1,085,421	863,417
Premium wine	180,514	178,747	161,044
Other	204,658	198,373	181,589
Total commercial loans	7,680,123	7,234,025	6,485,671
Real estate secured loans:
Premium wine	564,282	568,656	526,725
Consumer	1,543,340	1,443,170	1,117,661
Other	23,261	16,250	17,250
Total real estate secured loans	2,130,883	2,028,076	1,661,636
Construction loans	78,862	92,729	78,851
Consumer loans	123,072	115,151	104,337
Total loans individually less than $20 million	$10,012,940	$9,469,981	$8,330,495
Total gross loans	$16,857,131	$15,429,941	$14,488,766
Loans individually equal to or greater than $20 million as a percentage of total gross loans	40.6%	38.6%	42.5%
Total clients with loans individually equal to or greater than $20 million	188	165	170
Loans individually equal to or greater than $20 million on nonaccrual status	$85,156	$84,588	$27,525

(1)	Premium wine clients can have loan balances included in both commercial loans and real estate secured loans, the combination of which are equal to or greater than $20 million.

(2)	Consumer loan clients can have loan balances included in both real estate secured loans and other consumer loans, the combination of which are equal to or greater than $20 million.

(3)	Amounts prior to January 1, 2015, do not reflect the application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

Credit Quality

(Dollars in thousands, except ratios)	December 31, 2015	September 30, 2015	December 31, 2014
Gross nonaccrual, past due, and restructured loans:
Nonaccrual loans	$123,392	$115,461	$38,137
Loans past due 90 days or more still accruing interest	—	169	1,302
Total nonperforming loans	123,392	115,630	39,439
OREO and other foreclosed assets	—	—	561
Total nonperforming assets	$123,392	$115,630	$40,000
Nonperforming loans as a percentage of total gross loans	0.73%	0.75%	0.27%
Nonperforming assets as a percentage of total assets	0.28	0.28	0.10
Allowance for loan losses	$217,613	$197,507	$165,359
As a percentage of total gross loans	1.29%	1.28%	1.14%
As a percentage of total gross nonperforming loans	176.36	170.81	419.28
Allowance for loan losses for nonaccrual loans	$51,844	$46,256	$15,051
As a percentage of total gross loans	0.31%	0.30%	0.10%
As a percentage of total gross nonperforming loans	42.02	40.00	38.16
Allowance for loan losses for total gross performing loans	$165,769	$151,251	$150,308
As a percentage of total gross loans	0.98%	0.98%	1.04%
As a percentage of total gross performing loans	0.99	0.99	1.04
Total gross loans (1)	$16,857,131	$15,429,941	$14,488,766
Total gross performing loans (1)	16,733,739	15,314,311	14,449,327
Reserve for unfunded credit commitments (2)	34,415	36,631	36,419
As a percentage of total unfunded credit commitments	0.22%	0.23%	0.25%
Total unfunded credit commitments (3)	$15,614,359	$16,087,307	$14,705,785

(1)	Amounts prior to January 1, 2015, do not reflect the application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

(2)	The “reserve for unfunded credit commitments” is included as a component of “other liabilities.”

(3)	Includes unfunded loan commitments and letters of credit.

Average Off-Balance Sheet Client Investment Funds(1)

	Three months ended			Year ended
(Dollars in millions)	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Client directed investment assets	$8,268	$8,392	$6,828	$7,881	$7,173
Client investment assets under management (2)	21,820	20,943	17,475	19,934	16,049
Sweep money market funds	13,348	12,638	7,565	11,411	6,814
Total average client investment funds	$43,436	$41,973	$31,868	$39,226	$30,036

Period-end Off-Balance Sheet Client Investment Funds(1)

	Period-end balances at
(Dollars in millions)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Client directed investment assets	$7,527	$8,487	$8,047	$7,344	$6,158
Client investment assets under management (2)	22,454	21,823	20,394	17,956	18,253
Sweep money market funds	14,011	13,257	11,643	9,870	7,957
Total period-end client investment funds	$43,992	$43,567	$40,084	$35,170	$32,368

(1)	Off-Balance sheet client investment funds are maintained at third-party financial institutions.

(2)	These funds represent investments in third-party money market mutual funds and fixed-income securities managed by SVB Asset Management.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures (including, but not limited to, non-GAAP net income, non-GAAP core fee income, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other securities, non-GAAP noninterest expense and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. In the financial tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In particular, in this press release, we use certain non-GAAP measures that exclude the following from net income and certain other financial line items in certain periods:

•
Income and expense attributable to noncontrolling interests — As part of our funds management business, we recognize the entire income or loss from certain funds where we own less than 100 percent. We are required under GAAP to consolidate 100 percent of the results of certain SVB Capital funds. We adopted the new accounting guidance related to our consolidated variable interest entities (ASU 2015-02) effective January 1, 2015. The relevant amounts attributable to investors other than us are reflected under “Net Income Attributable to Noncontrolling Interests.” Our net income available to common stockholders/certain financial line items include only the portion of income or loss related to our ownership interest.

•	Pre-tax net losses for the fourth quarter of 2014 of $13.9 million ($11.4 million, net of tax) from the then-pending sale of SVBIF at December 31, 2014.

In addition, in this press release, we use certain non-GAAP financial ratios and measures that are not required by GAAP or exclude certain financial items from their calculations that are otherwise required under GAAP, including:

•
Tangible common equity to tangible assets ratio; tangible common equity to risk-weighted assets ratio — These ratios are not required by GAAP or applicable bank regulatory requirements, and are used by management to evaluate the adequacy of our capital levels. Risk-based capital guidelines require minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets are calculated by assigning assets and off-balance sheet items to broad risk categories. Our ratios are calculated by dividing total SVBFG stockholders’ equity, by total assets or total risk-weighted assets, as applicable, after reducing amounts by acquired intangibles, if any.

•
Non-GAAP return on average assets ratio; Non-GAAP return on average SVBFG stockholders’ equity ratio — These ratios exclude certain financial items that are otherwise required under GAAP. Our ratios are calculated by dividing non-GAAP net income available to common stockholders (annualized) by average assets or average SVBFG stockholders’ equity, as applicable.

•
Non-GAAP operating efficiency ratio — This ratio excludes certain financial items that are otherwise required under GAAP. It is calculated by dividing noninterest expense by total revenue, after adjusting both amounts by income and expense attributable to noncontrolling interests, adjustments to net interest income for a taxable equivalent basis and the losses noted above for applicable periods.

•
Non-GAAP core fee income — This measure represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control. We do not provide our outlook for the expected full year results for these excluded items, which include gains on investment securities, net, gains on derivative instruments, net, and other noninterest income items.

	Three months ended					Year ended
Non-GAAP net income and earnings per share (Dollars in thousands, except share data)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income available to common stockholders (1)	$87,512	$81,733	$86,143	$88,516	$57,990	$343,904	$263,870
Less: net losses on SVBIF Sale Transaction (2)	—	—	—	—	13,934	—	13,934
Tax impact from net losses on SVBIF Sale Transaction	—	—	—	—	(5,398)	—	(5,398)
Tax impact of undistributed earnings of SVBIF	—	—	—	—	2,900	—	2,900
Non-GAAP net income available to common stockholders (1)	$87,512	$81,733	$86,143	$88,516	$69,426	$343,904	$275,306
GAAP earnings per common share — diluted (1)	$1.68	$1.57	$1.66	$1.71	$1.13	$6.62	$5.31
Less: net losses on SVBIF Sale Transaction (2)	—	—	—	—	0.28	—	0.28
Tax impact from net losses on SVBIF Sale Transaction	—	—	—	—	(0.11)	—	(0.11)
Tax impact of undistributed earnings of SVBIF	—	—	—	—	0.06	—	0.06
Non-GAAP earnings per common share — diluted (1)	$1.68	$1.57	$1.66	$1.71	$1.36	$6.62	$5.54
Weighted average diluted common shares outstanding	52,061,171	52,048,331	51,875,715	51,719,086	51,528,150	51,916,408	49,661,547

(1)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)	Pre-tax net losses of $13.9 million on the then-pending sale of SVBIF are included in other noninterest income at December 31, 2014.

	Three months ended					Year ended
Non-GAAP return on average assets (annualized) and average SVBFG stockholders' equity (annualized) (Dollars in thousands, except ratios)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income available to common stockholders (1)	$87,512	$81,733	$86,143	$88,516	$57,990	$343,904	$263,870
Non-GAAP net income available to common stockholders (1)	$87,512	$81,733	$86,143	$88,516	$69,426	$343,904	$275,306
Average assets (2)	$43,634,803	$42,014,220	$39,442,823	$38,221,341	$37,588,050	$40,846,377	$32,961,936
Return on average assets (annualized) (1) (2)	0.80%	0.77%	0.88%	0.94%	0.61%	0.84%	0.80%
Non-GAAP return on average assets (annualized) (1) (2)	0.80	0.77	0.88	0.94	0.73	0.84	0.84
Average SVBFG stockholders' equity (annualized) (2)	$3,233,488	$3,131,687	$3,031,699	$2,900,330	$2,827,512	$3,075,371	$2,523,235
Return on average SVBFG stockholders' equity (annualized) (1)	10.74%	10.35%	11.40%	12.38%	8.14%	11.18%	10.46%
Non-GAAP return on average SVBFG stockholders' equity (annualized) (1)	10.74	10.35	11.40	12.38	9.74	11.18	10.91

(1)
Amounts and ratios for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised for the adoption of this guidance.

	Three months ended					Year ended
Non-GAAP noninterest income, net of noncontrolling interests (Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP noninterest income (1)	$114,506	$108,477	$126,287	$123,524	$167,637	$472,794	$572,239
Less: income attributable to noncontrolling interests, including carried interest (1)	2,673	6,343	8,556	14,164	77,320	31,736	233,624
Non-GAAP noninterest income, net of noncontrolling interests (1)	$111,833	$102,134	$117,731	$109,360	$90,317	$441,058	$338,615
Less: net losses on SVBIF Sale Transaction	—	—	—	—	13,934	—	13,934
Non-GAAP noninterest income, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction (1)	$111,833	$102,134	$117,731	$109,360	$104,251	$441,058	$352,549

(1)
Amounts as of and for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised.

	Three months ended					Year ended
Non-GAAP core fee income (Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP noninterest income (1)	$114,506	$108,477	$126,287	$123,524	$167,637	$472,794	$572,239
Less: gains on investment securities, net (1)	12,439	18,768	24,975	33,263	94,787	89,445	267,023
Less: gains on derivative instruments, net	17,515	10,244	16,317	39,729	33,365	83,805	96,845
Less: other noninterest income (losses) (1)	11,847	11,077	18,916	(7,678)	(15,861)	34,162	(1,260)
Non-GAAP core fee income	$72,705	$68,388	$66,079	$58,210	$55,346	$265,382	$209,631

(1)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised.

	Three months ended					Year ended
Non-GAAP net gains on investment securities, net of noncontrolling interests (Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP net gains on investment securities (1)	$12,439	$18,768	$24,975	$33,263	$94,787	$89,445	$267,023
Less: income attributable to noncontrolling interests, including carried interest (1)	2,803	6,102	9,036	14,171	78,225	32,112	236,294
Non-GAAP net gains on investment securities, net of noncontrolling interests (1)	$9,636	$12,666	$15,939	$19,092	$16,562	$57,333	$30,729

(1)
Amounts for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts prior to January 1, 2015 have not been revised.

	Three months ended					Year ended
Non-GAAP operating efficiency ratio, net of noncontrolling interests (Dollars in thousands, except ratios)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP noninterest expense (1) (2)	$208,608	$184,755	$194,112	$190,541	$186,067	$778,016	$707,180
Less: expense attributable to noncontrolling interests (2)	178	116	242	292	5,536	828	18,867
Non-GAAP noninterest expense, net of noncontrolling interests (1) (2)	$208,430	$184,639	$193,870	$190,249	$180,531	$777,188	$688,313
GAAP net interest income (2)	$269,069	$254,660	$243,771	$238,925	$234,737	$1,006,425	$856,595
Adjustments for taxable equivalent basis	368	380	400	416	417	1,564	1,689
Non-GAAP taxable equivalent net interest income (2)	$269,437	$255,040	$244,171	$239,341	$235,154	$1,007,989	$858,284
Less: income attributable to noncontrolling interests (2)	2	2	2	2	21	8	33
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests (2)	$269,435	$255,038	$244,169	$239,339	$235,133	$1,007,981	$858,251
GAAP noninterest income (2)	$114,506	$108,477	$126,287	$123,524	$167,637	$472,794	$572,239
Non-GAAP noninterest income, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction (2)	111,833	102,134	117,731	109,360	104,251	441,058	352,549
GAAP total revenue (2)	$383,575	$363,137	$370,058	$362,449	$402,374	$1,479,219	$1,428,834
Non-GAAP taxable equivalent revenue, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction (2)	$381,268	$357,172	$361,900	$348,699	$339,384	$1,449,039	$1,210,800
GAAP operating efficiency ratio (2)	54.39%	50.88%	52.45%	52.57%	46.24%	52.60%	49.49%
Non-GAAP, net of noncontrolling interests and excluding net losses on SVBIF Sale Transaction operating efficiency ratio (2)	54.67	51.69	53.57	54.56	53.19	53.63	56.85

(1)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios for the three months ended March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance.

Non-GAAP non-marketable and other securities, net of noncontrolling interests (Dollars in thousands)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
GAAP non-marketable and other securities (1) (2)	$674,946	$650,555	$645,506	$664,388	$1,728,140
Less: amounts attributable to noncontrolling interests (2)	126,388	129,417	128,539	129,921	1,216,344
Non-GAAP non-marketable and other securities, net of noncontrolling interests (2)	$548,558	$521,138	$516,967	$534,467	$511,796

(1)
Amounts for periods prior to March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02).

SVB Financial Group tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015 (Revised)(3)	December 31, 2014
GAAP SVBFG stockholders’ equity (1)	$3,198,134	$3,174,899	$3,051,102	$2,971,692	$2,813,072
Tangible common equity (1)	$3,198,134	$3,174,899	$3,051,102	$2,971,692	$2,813,072
GAAP total assets (1)	$44,686,703	$41,730,982	$40,231,007	$38,606,610	$39,337,869
Tangible assets (1)	$44,686,703	$41,730,982	$40,231,007	$38,606,610	$39,337,869
Risk-weighted assets (2)	$25,919,594	$24,666,658	$23,815,512	$24,151,737	$21,755,091
Tangible common equity to tangible assets (1)	7.16%	7.61%	7.58%	7.70%	7.15%
Tangible common equity to risk-weighted assets (1) (2)	12.34	12.87	12.81	12.30	12.93

(1)
Amounts for periods prior to March 31, 2015, and ratios have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios as of December 31, September 30, 2015, June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Amounts and ratios for prior periods represent the previous capital rules under Basel I.

(3)
Amounts and ratios as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance.

Silicon Valley Bank tangible common equity, tangible assets and risk-weighted assets (Dollars in thousands, except ratios)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Tangible common equity (1) (3)	$3,059,045	$3,048,933	$2,930,554	$2,886,173	$2,399,411
Tangible assets (1) (3)	$44,045,967	$41,073,120	$39,612,481	$37,974,587	$37,607,973
Risk-weighted assets (2)	$24,301,043	$23,072,656	$22,277,020	$22,602,065	$21,450,480
Tangible common equity to tangible assets (1) (3)	6.95%	7.42%	7.40%	7.60%	6.38%
Tangible common equity to risk-weighted assets (1) (2) (3)	12.59	13.21	13.16	12.77	11.19

(1)
Amounts for periods prior to March 31, 2015, and ratios have been revised to reflect the retrospective application of new accounting guidance adopted in the first quarter of 2015 related to our investments in qualified affordable housing projects (ASU 2014-01).

(2)
Amounts and ratios as of December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015 reflect the adoption of the Basel III Capital Rules in effect beginning January 1, 2015. Amounts and ratios for prior periods represent the previous capital rules under Basel I.

(3)
Amounts and ratios as of March 31, 2015, have been revised to reflect the retrospective application of new accounting guidance adopted in the second quarter of 2015 related to our consolidated variable interest entities (ASU 2015-02). Amounts and ratios prior to January 1, 2015 have not been revised for the adoption of this guidance.